KEYSTONE CONSOLIDATED INDUSTRIES, INC.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1740
                              Dallas, Texas  75240

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held on May 8, 1998



To the Stockholders of
Keystone Consolidated Industries, Inc.:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Keystone Consolidated Industries, Inc., a Delaware corporation ("Keystone" or the "Company"), will be held on May 8, 1998, at 9:00 a.m. local time, at the offices of the Company at 5430 LBJ Freeway, Suite 1740, Dallas, Texas, for the following purposes:

     (1) To elect two directors each for a term of three years, and until their successors are duly elected and qualified; and

     (2) To approve an amendment to the Keystone Consolidated Industries, Inc. 1997 Long-Term Incentive Plan to increase the number of shares of common stock available for issuance thereunder from 300,000 to 500,000; and

     (3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on March 26, 1998, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. A complete list of the stockholders entitled to vote at the Annual Meeting will be made available for inspection by any stockholder of record at the offices of Keystone during ordinary business hours from April 7, 1998, through the time of the Annual Meeting for any purpose germane to the Annual Meeting.

     In order to ensure that you are represented at the meeting, please complete the enclosed proxy card and return it promptly in the accompanying postage-paid envelope. If you choose, you may still vote in person at the Annual Meeting even though you previously signed your proxy. You may revoke your proxy by following the procedures specified in the accompanying Proxy Statement. Your vote, whether given by proxy or in person at the Annual Meeting, will be held in confidence by the Inspector of Election for the Annual Meeting in accordance with the Company's bylaws.

                              By order of the Board of Directors,


                              Sandra K. Myers
                              Secretary

Dallas, Texas
April 10, 1998
                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1740
                              Dallas, Texas  75240

                                PROXY STATEMENT

                         Annual Meeting of Stockholders
                           To be held on May 8, 1998


     This Proxy Statement and the accompanying proxy card are being furnished to the stockholders of Keystone Consolidated Industries, Inc., a Delaware corporation ("Keystone" or the "Company"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of Keystone for use at the 1998 Annual Meeting of Stockholders to be held at 9:00 a.m. on Friday, May 8, 1998, at the Company's offices at 5430 LBJ Freeway, Suite 1740, Dallas, Texas and at any adjournment or postponement thereof (the "Annual Meeting"). Any stockholder executing a proxy has the power to revoke it at any time before it is voted. A proxy may be revoked by either (i) filing with the Inspector of Election a written revocation of the proxy; (ii) appearing at the Annual Meeting and casting a vote contrary to that indicated on the proxy; or (iii) submitting a duly executed proxy bearing a later date. Attendance at the Annual Meeting alone, however, will not in itself constitute the revocation of a proxy. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about April 10, 1998. An annual report for the year ended December 31, 1997 is enclosed herewith.

     Only stockholders of record at the close of business on March 26, 1998, (the "Record Date") will be entitled to vote at the Annual Meeting. As of the Record Date, there were 9,358,393 shares of Keystone's common stock, $1.00 par value per share ("Common Stock"), and 435,458 shares of Series A Preferred Stock ("Preferred Stock"), outstanding and entitled to vote. Each share of Common Stock and each share of Preferred Stock entitles the holder thereof to one vote. Shares of Common Stock and Preferred Stock vote together as one class on all matters submitted to stockholders. (Shares of Preferred Stock may be entitled to additional voting rights under applicable law with respect to certain matters, but no such additional rights arise in connection with the matters to be considered by stockholders at the Annual Meeting.) The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock and Preferred Stock voting as one class entitled to vote at the Annual Meeting are necessary to constitute a quorum for the conduct of business at the Annual Meeting. Shares of stock that are voted to abstain from any business coming before the Annual Meeting and broker/nominee non-votes will be counted as being in attendance at the Annual Meeting for purposes of determining whether a quorum is present.

     Employees participating in the Keystone Consolidated Industries, Inc. Deferred Incentive Plan or the DeSoto Stock Ownership Plus Plan, who are beneficial owners of Common Stock under such plans, may use the enclosed voting instruction card to instruct the plan trustees how to vote the shares held for such employees, and the trustees will, subject to the terms of the plan, vote such shares in accordance with such instructions.

     ChaseMellon Shareholder Services, L.L.C. ("Chase"), the transfer agent and registrar for the Common Stock, has been appointed by the Board of Directors to receive proxies, tabulate the vote and serve as Inspector of Election at the Annual Meeting. All proxies and ballots delivered to Chase shall be kept confidential by Chase in accordance with the Company's bylaws.

     The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to stockholders in connection with the solicitation of proxies will be borne by Keystone. In addition to the solicitation of proxies by use of the mail, officers, directors, and employees of Keystone may solicit proxies by written communication, telephone or personal calls for which such persons will receive no special compensation.


                             ELECTION OF DIRECTORS

     Keystone's Restated Certificate of Incorporation provides for the Board of Directors to be divided into three classes. The bylaws of the Company provide that the Board of Directors shall consist of not less than five and not more than nine persons, as determined by the Board of Directors from time to time. The number of directors is currently eight.

     The nominees receiving a plurality of the votes of the shares present in person or represented at the Annual Meeting and entitled to vote will be elected to the classes designated and until their successors are duly elected and qualified (except in cases where no successor is elected due to a reduction in the size of the Board), or earlier resignation, removal from office, death or incapacity. Neither shares as to which authority to vote on the election of directors has been withheld nor broker/nominee non-votes will be counted as affirmative votes to elect director nominees to the Board of Directors.

     All of the nominees set forth below have consented to serve if elected to the Board of Directors. If any individual nominated for a directorship is not available for election, which is not anticipated, votes will be cast by the proxy holder for such substitute nominee as shall be designated by the Board of Directors.

     Harold C. Simmons and his affiliates hold approximately 48.5% of the outstanding shares of Common Stock as of the Record Date and have indicated their intention to vote such shares "For" the election of all of the nominees for director as set forth in this Proxy Statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS SET FORTH BELOW.


                        NOMINEES FOR BOARD OF DIRECTORS

     The following biographical information has been provided by the nominees for election to the Board of Directors of the Company for terms expiring at the 2001 annual meeting of stockholders:

PAUL M. BASS, JR.                            Director since 1989

     Mr. Bass, age 63, is Vice Chairman of First Southwest Company, a privately owned investment banking firm, and has served as a director since prior to 1993. Mr. Bass is also a director of CompX International Inc. ("CompX"), a manufacturer of ergonomic computer support systems, precision ball bearing drawer slides, and medium-security mechanical locks, and Jayhawk Acceptance Corporation; Chairman of Richman Gordman Half Price Stores, Inc.; Chairman of MorAmerica Private Equities Company; director and Chairman of the Audit Committee of California Federal Bank; and director and member of the Executive Committee of Source Services, Inc. Mr. Bass is currently serving as a member of the Executive Committee of Zale-Lipshy University Hospital and as Chairman of the Board of Trustees of Southwestern Medical Foundation. Mr. Bass' term as a director expires at the annual meeting in 1998.

DAVID E. CONNOR                              Director since 1992

     Mr. Connor, age 72, is President of David E. Connor and Associates, advisers to commerce and industry, in Peoria, Illinois and has served in such capacity since prior to 1993. He is Chairman of the Board of First Midwest Bankshares, Quincy, Illinois. He is also director of Heartland Community Health Clinic, Peoria, Illinois and Museum Trustees of America, Washington, D.C. Mr. Connor's term as a director expires at the annual meeting in 1998.

                              OTHER BOARD MEMBERS

     The following biographical information has been provided by the directors whose terms do not expire at the Annual Meeting:

THOMAS E. BARRY                              Director since 1989
     Dr. Barry, age 54, is Vice President for Executive Affairs at Southern Methodist University and has been a Professor of Marketing in the Edwin L. Cox School of Business at Southern Methodist University since prior to 1993. Dr. Barry's term as a director expires at the annual meeting in 2000.

WILLIAM P. LYONS                             Director since 1996
     Mr. Lyons, age 56, is Chairman of the Board of JVL Corp., now an investment firm, but formerly a generic pharmaceutical manufacturer, since prior to 1993. Mr. Lyons is also President of William P. Lyons & Co., Inc. since prior to 1993, and Managing Director of Madison Partners, LLC, both investment firms. He is also a director of Lydall, Inc. Mr. Lyons was Chairman of Holmes Protection Group, Inc., an electronic security systems and monitoring company, from 1995 until February, 1998. Mr. Lyons' term as a director expires at the annual meeting in 2000.

GLENN R. SIMMONS                             Director since 1986
     Mr. Simmons, age 70, is Chairman of the Board of Directors of Keystone and has served in such capacity since prior to 1993. Mr. Simmons was Chief Executive Officer of Keystone from prior to 1993 to February 1997. Mr. Simmons has served as Vice Chairman of the Board of Directors of Contran Corporation ("Contran"), a privately owned diversified holding company that may be deemed to be the beneficial holder of approximately 45.4% of the outstanding Common Stock as of the Record Date, since prior to 1993. Mr. Simmons has been a director of Contran and an executive officer and/or director of various companies related to Contran since prior to 1993. He is Vice Chairman of the Board of Valhi, Inc. ("Valhi") and a director of NL Industries, Inc. ("NL"), Tremont Corporation ("Tremont"), and CompX, all of which companies may be deemed to be affiliates of Keystone. Mr. Simmons' term as a director expires at the annual meeting in 1999.

WILLIAM SPIER                                Director since 1996
     Mr. Spier, age 63, is President and Chairman of Sutton Holding Corp., a private investment firm, and has served in such capacity since prior to 1993. Mr. Spier is acting chief executive officer of Integrated Technology USA, Inc. and has served in such capacity since November 1997. Mr. Spier was Chairman of DeSoto from prior to 1993 to 1996, Chief Executive Officer of DeSoto from prior to 1993 to 1994 and from 1995 to 1996. He is also a director of Geotek Communications, Inc., Integrated Technology USA, Inc., and Trident Group, Inc. Mr. Spier's term as a director expires at the annual meeting in 2000.

J. WALTER TUCKER, JR.                        Director since 1971
     Mr. Tucker, age 72, is Vice Chairman of the Board of Directors of the Company and has served in such capacity since prior to 1993. Mr. Tucker has served as a Director, President, and Treasurer of Tucker & Branham, Inc., a privately owned real estate, mortgage banking and insurance firm since prior to 1993. Mr. Tucker is also a director of Columbian Mutual Life Insurance Company and Valhi. He has also been an executive officer and/or director of various companies related to Valhi and Contran since prior to 1993. Mr. Tucker's term as a director expires at the annual meeting in 1999.

RICHARD N. ULLMAN                            Director since 1992
     Mr. Ullman, age 63, is President of Federal Companies, a privately held commercial warehouse and transportation company in Peoria, Illinois, and has served in such capacity since prior to 1993. He is a director of First of America Bank - Illinois, N.A. and Cilcorp, Inc. and is also serving as director of Children's Hospital of Illinois at St. Francis, director of St. Francis Medical Center, and a trustee of Bradley University, all located in Peoria. Mr. Ullman's term as a director expires at the annual meeting in 1999.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ending December 31, 1997, the Board of Directors met five times. All directors of the Company were present at more than 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which they served.

     The Executive Committee, which met two times during 1997, exercises all powers and authority of the Board of Directors in the management of the business and affairs of the Company, to the extent permitted by Delaware law, when a meeting of the Board of Directors is not possible. The members of the Executive Committee are Messrs. Bass, Simmons, Spier and Tucker.

     The Master Trust Committee, which did not meet during 1997, exercises the powers, rights and responsibilities included under Articles 3 and 10 of the Keystone Consolidated Industries, Inc. Master Retirement Trust. The members of the Master Trust Committee are Messrs. Bass, Spier and Tucker.

     The Audit Committee, which met once during 1997, reviews and evaluates significant matters relating to the audit and internal controls of the Company, and reviews the scope and results of audit and non-audit assignments of the Company's independent accountants. The Audit Committee examines and recommends for approval the audited financial statements of the Company, and annually recommends to the Board of Directors the appointment of, and fees paid to, the independent accountants. Recommendations and actions of the Audit Committee are reported to the full Board of Directors. The members of the Audit Committee are Messrs. Bass, Connor and Lyons.

     The Compensation Committee, which met once during 1997, reviews and approves the amounts and forms of compensation paid to executive officers. The members of the Compensation Committee are Messrs. Barry, Bass and Ullman.

     The Board of Directors does not have a Nominating Committee.


                               EXECUTIVE OFFICERS

     In addition to Glenn R. Simmons as Chairman of the Board and J. Walter Tucker, Jr. as Vice Chairman, the following are currently executive officers of
Keystone:

     HAROLD M. CURDY, age 50, is Vice President - Finance and Treasurer of the Company since prior to 1993.

     BERT E. DOWNING, JR., age 41, is Corporate Controller of the Company since 1993. Prior to 1993, Mr. Downing served as Senior Manager in the Dallas office of Ernst & Young, a public accounting firm.

     RALPH P. END, age 60, has served as Vice President and General Counsel of the Company since prior to 1993.

     THOMAS J. GLAISTER, age 48, has served as President, Keystone Steel & Wire, a division of the Company since 1997. Mr. Glaister was General Manager, Logistics of Lukens, Inc. prior to joining Keystone Steel & Wire. He held various management positions at Lukens from prior to 1993 to 1997.

     BILL J. JOHNSON, age 61, has served as President, Sherman Wire, a division of the Company, since 1995. Mr. Johnson served as Vice President & General Manager, Sherman Wire, since prior to 1993.

     SANDRA K. MYERS, age 54, is Corporate Secretary of the Company and Executive Secretary of Contran and has served in both capacities since prior to 1993.

     ROBERT W. SINGER, age 61, is President and Chief Executive Officer of the Company and has served in such capacities since 1997. Mr. Singer served as President and Chief Operating Officer since prior to 1993. He has served as Vice President of Valhi and Contran since prior to 1993 and is a director of CompX.


            CERTAIN BUSINESS RELATIONSHIPS AND RELATED TRANSACTIONS

     As set forth under the caption "Security Ownership," Harold C. Simmons, through Contran and other entities, may be deemed to beneficially own approximately 48.5% of the outstanding Common Stock as of the Record Date and, therefore, may be deemed to control the Company. The Company and other entities that may be deemed to be controlled by or affiliated with Mr. Simmons sometimes engage in (a) intercorporate transactions such as guarantees, management and expense sharing arrangements, shared fee arrangements, joint ventures, partnerships, loans, options, advances of funds on open account, and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties, and (b) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of a publicly-held minority equity interest in another related party. The Company continuously considers, reviews and evaluates and understands that Contran and related entities consider, review and evaluate transactions of the type described above. Depending on the business, tax and other objectives then relevant, it is possible that the Company might be a party to one or more of such transactions in the future. In connection with these activities, the Company may consider issuing additional equity securities or incurring additional indebtedness. The Company's acquisition activities have in the past and may in the future include participation in the acquisition or restructuring activities conducted by other companies that may be deemed to be controlled by Harold C. Simmons. It is the policy of the Company to engage in transactions with related parties on terms, in the opinion of the Company, no less favorable to the Company than could be obtained from unrelated parties.

     No specific procedures are in place that govern the treatment of transactions among the Company and its related entities, although such entities may implement specific procedures as appropriate for particular transactions. In addition, under applicable principles of law, in the absence of stockholder ratification or approval by directors who may be deemed disinterested, transactions involving contracts among companies under common control must be fair to all companies involved. Furthermore, directors and officers owe fiduciary duties of good faith and fair dealing to all stockholders of the companies for which they serve.

     Glenn R. Simmons, J. Walter Tucker, Jr., and Sandra K. Myers are not salaried employees of the Company. The Company has contracted with Contran, on a fee basis payable in quarterly installments, to provide certain administrative and other services to the Company in addition to the services of Mr. Simmons and Ms. Myers, including consulting services of Contran executive officers pursuant to the Intercorporate Services Agreement between Contran and the Company, a copy of which is included as Exhibit 10.1 in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed on March 24, 1998 (the "Intercorporate Services Agreement"). The fee incurred during 1997 was $540,000. The Company compensates Tucker & Branham, Inc. for certain consulting services of Mr. Tucker on an hourly basis as his services are requested. The fees paid Tucker & Branham, Inc. during 1997 were $62,000.

     Certain of Keystone's property, liability and casualty insurance risks are partially insured or reinsured by a captive insurance subsidiary of Valhi. The premiums and claims paid in connection therewith were approximately $127,000 for the year ended December 31, 1997.

     Aircraft services were purchased from Valhi in the amount of $175,000 for the year ended December 31, 1997.

     In the opinion of management and the Board of Directors, the terms of the transactions described above were no less favorable to the Company than those that could have been obtained from an unrelated entity.

                               CERTAIN LITIGATION

     Harold C. Simmons, Glenn R. Simmons and certain companies related to Keystone are parties to the litigation described below.

     In November 1991, a purported derivative complaint was filed in the Court of Chancery of the State of Delaware, New Castle County, (Alan Russell Kahn v. Tremont Corporation, et al., No. 12339), in connection with the purchase by Tremont of 7.8 million shares of NL common stock from Valhi (the "NL Stock Purchase"). In addition to Valhi, the complaint named as defendants Tremont and the members of Tremont's board of directors, including Glenn R. Simmons and Harold C. Simmons. The complaint alleged, among other things, that the NL Stock Purchase constituted a waste of Tremont's assets and that Tremont's board of directors had breached its fiduciary duties to Tremont's public stockholders. A trial on this matter was held in June 1995 and in March 1996 the court issued its opinion ruling in favor of the defendants and concluded that the NL Stock Purchase did not constitute an overreaching by Valhi, that Tremont's purchase price in the NL Stock Purchase was fair and that in all other respects the NL Stock Purchase was fair to Tremont. In June 1996, the plaintiffs filed an appeal with the Delaware Supreme Court. A hearing before a three-judge panel of the Supreme Court was held in December 1996, and an en banc hearing before the full Supreme Court was held in February 1997. In June 1997, the Delaware Supreme Court en banc reversed the trial court ruling and remanded the matter to the lower court for further proceedings. The Supreme Court held, in part, that the trial court had erred in placing the burden of proof on the plaintiffs and remanded the matter so that the trial court could determine whether the defendants had demonstrated the fairness of the entire transaction. In October 1997, oral arguments upon remand were heard and the judge then requested additional testimony. On February 4, 1998, Valhi reached an agreement in principal to settle this matter. In March 1998, Valhi and Tremont executed and filed with the court a proposed stipulation of settlement of the case. Under the proposed settlement, which is subject to court approval, Valhi has agreed to transfer to Tremont 1.2 million shares of NL Common Stock, subject to adjustment depending on the average sales price of such shares during the fifteen trading day period ending five trading days prior to the transfer, up to a maximum of
1.4 million shares and down to a minimum of 1.0 million shares. Valhi has the option, in lieu of transferring such shares, to transfer cash or cash equivalents equal to the product of such average sales price and the number of shares that would otherwise have been transferred to Tremont. Valhi has not yet decided whether it will transfer shares or cash pursuant to the terms of the
stipulation of settlement.    If approved by the court, the transfer of shares
or cash is expected to occur in the second or third quarter of 1998.

     In September 1996, a complaint was filed in the Superior Court of New Jersey, Bergen County, Chancery Division (Seinfeld v. Simmons, et al., No. C-336-96) against Valhi, NL and certain current and former members of NL's board of directors, including Glenn R. Simmons and Harold C. Simmons. The complaint, a derivative action on behalf of NL, alleged, among other things, that NL's August 1991 "Dutch auction" tender offer was an unfair and wasteful expenditure of NL's funds. The complaint sought, among other things, to rescind NL's purchase of approximately 10.9 million shares of NL Common Stock from Valhi pursuant to the Dutch auction, and the plaintiff has stated that damages sought are $149 million. On February 4, 1998, Valhi reached an agreement in principal to settle this matter. In February 1998, Valhi and NL executed and filed with the court a proposed stipulation of settlement of the case. Under the proposed settlement, which is subject to court approval, Valhi has agreed to transfer to NL 750,000 shares of NL Common Stock, subject to adjustment depending on the average sales price of such shares during the fifteen trading day period ending five trading days prior to the transfer, up to a maximum of 825,000 shares and down to a minimum of 675,000 shares. Valhi has the option, in lieu of transferring such shares, to transfer cash or cash equivalents equal to the product of such average sales price and the number of shares that would otherwise have been transferred to NL . Valhi has not yet decided whether it will transfer shares or cash pursuant to the terms of the stipulation of settlement. If approved by the court, the transfer of shares or cash is expected to occur in the second or third quarter of 1998.


                        SECURITY OWNERSHIP OF MANAGEMENT


     As of March 26, 1998, the Company's nominees for directors, directors, the executive officers named in the Summary Compensation Table below, and the direc-tors and executive officers as a group, beneficially owned, as defined by the rules of the Securities and Exchange Commission (the "Commission"), the shares of Common Stock and Preferred Stock shown in the following table.

                             Amount and Nature of Beneficial Ownership(1)

                                                                     Combined
                                                                   Ownership of
                                                                    Common and
                                                                     Preferred
                                       Percent            Percent      Stock
Name of                     Common        of    Preferred    of     Percent of
Beneficial Owner           Stock (#)  Class (2) Stock (#) Class (2)   Class (2)

Thomas E. Barry (3)           4,200       -         0        -           -
Paul M. Bass, Jr. (3)(4)     11,500       -         0        -           -
David E. Connor (3)           6,500       -         0        -           -
Harold M. Curdy (5)          28,952       -         0        -           -
Bert E. Downing, Jr. (5)      8,444       -         0        -           -
Thomas J. Glaister (5)        7,867       -         0        -           -
William P. Lyons (3)(6)      37,127       -         0        -           -
Glenn R. Simmons (5)(7)     110,267      1.2        0        -          1.1
Robert W. Singer (5)         46,287       -         0        -           -
William Spier (3)(6)(8)(9)  227,412      2.4     193,537    44.4        4.3
J. Walter Tucker, Jr.       153,450      1.6        0        -          1.6
Richard N. Ullman (3)         5,500       -         0        -           -

All directors and
executive officers as a
group (15 persons)
(3)(4)(5)(6)(7)(8)(9)(10)   679,987      7.1     193,537    44.4        8.8


<F1>
(1) All beneficial ownership is sole and direct except as otherwise set forth herein. Information as to the beneficial ownership of Common Stock and Preferred Stock has either been furnished to the Company by or on behalf of the indicated persons or is taken from reports on file with the Securities and Exchange Commission.
<F2>
(2)  Percentage omitted if less than 1%.
<F3>
(3) Includes shares that such person or group could acquire upon the exercise of options exercisable within 60 days of the Record Date by Messrs. Barry, Bass, Connor, Lyons, Spier and Ullman for the purchase of 4,000, 4,000, 4,000, 1,000, 1,000 and 4,000 shares, respectively, pursuant to the Keystone Consolidated Industries, Inc. 1992
     Non-Employee Director Stock Option Plan.
<F4>
(4) Includes 2,500 shares of Common Stock held in discretionary accounts by First Southwest Company, a licensed broker-dealer, on behalf of certain of its clients, as to which Mr. Bass has voting and dispositive authority. Mr. Bass serves as Vice Chairman of First Southwest Company.
     As a result of the foregoing, Mr. Bass may be deemed to be the beneficial owner of such shares. However, Mr. Bass disclaims all such beneficial ownership.

<F5>
(5) Includes shares that such person or group could acquire upon the exercise of options exercisable within 60 days of the Record Date by Messrs. Curdy, Downing, Glaister, Simmons, and Singer for the purchase of 16,667, 7,000, 6,667, 69,167 and 23,333 shares, respectively, pursuant to the Company's various stock option plans.
<F6>
 (6) Includes shares that such person or group could acquire upon the exercise of options exercisable within 60 days of the Record
     Date by Messrs. Lyons and Spier for the purchase of 3,732 and 22,395 shares, respectively, pursuant to the Company's stock option plan. These options represent options granted under the DeSoto, Inc. 1992 Stock Option Plan which were exchanged for Keystone options at the time of the Company's acquisition of DeSoto on September 27, 1996.
<F7>
(7) Glenn R. Simmons is a brother of Harold C. Simmons. See footnote (1) to the "Security Ownership of Certain Beneficial Owners" table.
<F8>
(8) Includes 184,017 shares of Common Stock owned by Coatings Group, a private corporation controlled by William Spier.
<F9>
(9) Includes 193,537 shares of Preferred Stock owned by Coatings Group, a private corporation controlled by William Spier.
<F10>
(10) In addition to the foregoing, the shares of Common Stock shown as beneficially owned by the directors and executive officers of Keystone as a group include 18,433 shares that the remaining executive officers of Keystone have the right to acquire upon the exercise within 60 days subsequent to the Record Date of stock options granted pursuant to the Company's stock option plan.

     The following table sets forth the stockholders known to the Company to be the beneficial owners of more than 5% of the Common Stock or Preferred Stock outstanding as of the Record Date.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                                                                      Combined
                                                                     Ownership of
                                                                      Common and
                                                                      Preferred
                                          Percent            Percent    Stock
Name and Address of              Common     of                 of     Percent of
Beneficial Owner                 Stock    Class   Preferred  Class    Class (1)
                                   (#)     (1)    Stock (#)    (1)

Harold C. Simmons (2)(3)        4,542,673   48.5      -         -         46.4
5430 LBJ Freeway, Suite 1700
Dallas, Texas  75240

Dimensional Fund Advisors Inc (4) 602,800    6.4      -         -          6.2
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401

Coatings Group, Inc. (5)          184,017   2.0    193,537     44.4        3.9
444 Madison Avenue, 38th Floor
New York, New York  10022

Valhal Corp.                         -       -     145,152     33.3        1.5
555 Fifth Avenue, 17th Floor
New York, New York  10033

Parkway M&A Capital Corp.
444 Madison Avenue, 38th Fl.
New York, New York  10022          35,023    -      96,769     22.2        1.4

<F1>
(1)  Percentage omitted if less than 1%.
<F2>
(2) The shares of Common Stock shown as beneficially owned by Harold C. Simmons includes 3,599,759, 326,364, 326,050, 250,000, and 30,000 shares of Common
     Stock held by Contran, Valhi, NL, The Harold Simmons Foundation, Inc.
     (the "Foundation"), and The Combined Master Retirement Trust (the "Master Trust"), respectively.

     Contran and NL directly hold approximately 38.5% and 3.5%, respectively, of the outstanding Common Stock. Valhi and Tremont are the holders of approximately 58.2% and 17.7%, respectively, of the outstanding common stock of NL. Contran holds, directly or indirectly through related entities, approximately 92.1% and 46.1% of the outstanding common stock of Valhi and Tremont, respectively. Substantially all of Contran's outstanding voting stock is held by trusts established for the benefit of certain of Harold C. Simmons' children and grandchildren (together, the "Trusts"), of which Mr. Simmons is the sole trustee. As sole trustee of each of the Trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by each of the Trusts; however, Mr. Simmons disclaims beneficial ownership thereof.

     Harold C. Simmons is Chairman of the Board, President and Chief Executive Officer of Valhi and Contran and Chairman of the Board and Chief Executive Officer of certain related entities through which Contran may be deemed to control Valhi. Additionally, he is Chairman of the Board of NL and is a director of Tremont.

     The Foundation holds approximately 2.7% of the outstanding shares of Common Stock. The Foundation is a tax-exempt foundation organized and existing exclusively for charitable purposes. Harold C. Simmons is Chairman of the Board and Chief Executive Officer of the Foundation.

     By virtue of the holding of the offices, the stock ownership and his service as trustee as described above, Harold C. Simmons may be deemed to control certain of such entities and Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of certain shares of Common Stock directly held by certain of such other entities. However, Mr. Simmons disclaims such beneficial ownership of the shares of Common Stock beneficially owned, directly or indirectly, by any of such entities.

     The Master Trust holds approximately 0.3% of the outstanding shares of Common Stock. The Master Trust is a trust formed by Valhi to permit the collective investment by trusts that maintain the assets of certain employee benefit plans adopted by Valhi and related companies, including Keystone. Harold C. Simmons is sole trustee of the Master Trust and sole member of the Trust Investment Committee for the Master Trust.
     The trustee and members of the Trust Investment Committee for the Master Trust are selected by Valhi's board of directors. Harold C. Simmons and Glenn R. Simmons are members of Valhi's board of directors and are both participants in one or more of the employee benefit plans that invest through the Master Trust; however, both such persons disclaim beneficial ownership of the shares of Common Stock held by the Master Trust, except to the extent of their respective vested beneficial interests therein.

     The information contained in this footnote is based on information provided to the Company by Valhi, Contran and certain of their affiliates as of the Record Date.
<F3>
(3) The shares of Common Stock shown as beneficially owned by Harold C. Simmons also includes 10,500 shares of Common Stock held by Mr.
     Simmons' wife, with respect to all of which Mr. Simmons disclaims beneficial ownership.
<F4>
(4) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 602,800 shares of Common Stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of The DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
<F5>
(5)  Coatings Group, Inc. is a private corporation controlled by William Spier.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Keystone's executive officers, directors and persons who own more than 10% of a registered class of Keystone's equity securities to file reports of ownership with the Commission, the New York Stock Exchange and Keystone. Based solely on the review of the copies of such reports filed with the Commission, Keystone believes that for 1997 its executive officers, directors and 10% stockholders complied with all applicable filing requirements under Section 16(a).

                            DIRECTOR'S COMPENSATION

     Directors of Keystone receive an annual retainer of $12,000. Such directors also receive a fee of $450 per day for each Board of Directors meeting and/or committee meeting. Directors are also reimbursed for reasonable expenses incurred in attending Board of Directors and/or committee meetings. Under the Keystone Consolidated Industries, Inc. 1992 Non-Employee Director Stock Option Plan ("Director Plan"), which terminated May 1, 1997, non-employee directors were granted an option to purchase 1,000 shares of Common Stock on the third business day after the Company issues its press release summarizing the Company's annual financial results for the prior fiscal year. The exercise price of the options is equal to the last reported sale price of Common Stock on the New York Stock Exchange Composite Tape on the date of grant. Options granted pursuant to the Director Plan become exercisable one year after the date of grant and expire on the fifth anniversary following the date of grant. The Keystone Consolidated Industries, Inc. 1997 Long-Term Incentive Plan provides for awards or grants of stock options, stock appreciation rights, restricted stock, performance grants and other awards to key individuals, including directors, performing services for the Company or its subsidiaries. Mr. Glenn
R. Simmons' services are made available to the Company pursuant to the Intercorporate Services Agreement. In addition to being a director, Mr. Tucker provides certain consulting services to the Company for which the Company pays a company related to Mr. Tucker. See "Certain Business Relationships and Related Transactions."


                             EXECUTIVE COMPENSATION

     The following table summarizes all compensation paid to the Company's chief executive officer and to each of the Company's four most highly compensated executive officers or directors other than the chief executive officer (each a "named executive officer") for services rendered in all capacities to the Company for the years ended December 31, 1997, 1996, and 1995.

                           Summary Compensation Table

                                                       Long-Term
                                                      Compensation
                                                         Awards
                                                       Securities     All Other
Name and                        Annual Compensation    Underlying   Compensation
Principal Position       Year   Salary($) Bonus ($)    Options (#)      ($)(1)

Glenn R. Simmons (2)     1997   126,923    200,000        -             -
Chairman of the Board    1996   126,923    250,000      125,000         -
                         1995   123,077       -            -            -

Harold M. Curdy          1997   150,000     85,000       10,000       11,882
Vice President-Finance   1996   140,000    175,000       25,000        7,260
& Treasurer              1995   132,000     60,000         -           7,425

Bert E. Downing, Jr.     1997    84,000     80,000         -           5,451
Corporate Controller     1996    80,000     37,000       15,000        4,840
                         1995    76,000     20,000         -           4,655

Thomas J. Glaister (3)   1997   171,636    112,500       20,000         -
President
Keystone  Steel & Wire

Robert W. Singer (4)     1997   185,000    350,000       40,000       62,943
President and            1996   170,000    200,000         -           7,260
Chief Executive Officer  1995   170,000     62,500         -           7,425

<F1>
(1) For 1997 represents (i) a contribution of $5,451 to the accounts of Messrs. Curdy, Downing, and Singer to the Company's 401(k) Plan for the benefit of such executive officer and (ii) $6,431 and $57,492 accrued by the Company in an unfunded account for the benefit of Mr. Curdy and Mr. Singer, respectively, under a deferred compensation agreement payable upon the named executive officer's retirement, the termination of his employment with the Company or to his beneficiaries upon his death. For 1996 represents a contribution of $7,260, $4,840, and $7,260 to the accounts of Messrs. Curdy, Downing, and Singer, respectively, to the Company's 401(k) Plan, and for 1995 represents a contribution of $7,425, $4,655 and $7,425 to the accounts of Messrs. Curdy, Downing, and Singer, respectively, to the Company's 401(k) Plan.
<F2>
(2) Mr. Simmons is not a salaried employee of the Company. The reported salary represents an allocation of his time devoted to Keystone business under the Intercorporate Services Agreement. See "Certain Business Relationships and Related Transactions" above. Keystone, however, paid Mr. Simmons' reported bonuses in 1997 and 1996.
<F3>
(3) Mr. Glaister was first appointed an executive officer of the Company in January 1997.
<F4>
(4) The amounts shown in the table as compensation for Mr. Singer exclude the amount Contran credited to Keystone for Mr. Singer's services rendered to Valhi pursuant to intercorporate services agreements with Contran, which amounts were $65,000, $55,000, and $117,500 for 1997,
     1996 and 1995, respectively.

     The following table sets forth certain information for the fiscal year ended December 31, 1997, with respect to stock options granted to the named executive officers. No stock appreciation rights were granted and no options have been granted at an option price below fair market value on the date of grant.

                      Option Grants in 1997

                                 % of
                                Total                       Potential Realizable
                     Number    Options                        Value at Assumed
                       of      Granted                               Annual
                   Securities     to     Exercise           Rates of Stock Price
                   Underlying Employees  or Base                Appreciation for
                      Options in Fiscal   Price    Expiration    Option Term ($)
Name                 Granted*    Year   ($/Share)     Date       5%       10%

Harold M. Curdy       10,000      8       8.125    3/03/07      51,098   129,492
Thomas J. Glaister    20,000     17       9.25     1/13/07     116,346   294,842
Robert W. Singer      40,000     33       8.125    3/03/07      204,391  517,966



* Options vest 33-1/3%, 66-2/3%, and 100% on the first, second, and third anniversary of the date of grant, respectively.


     The following table provides information, with respect to the named executive officers, concerning the value of unexercised stock options held as of December 31, 1997. In 1997, no named executive officer exercised any stock options.

              Aggregated Options/SAR Exercises in Last Fiscal Year
                          and FY-End Option/SAR Values

                       Number of Securities
                      Underlying Unexercised           Value of Unexercised
                          Options/SARs at          In-the-Money Options/SARs at
                        December 31, 1997(#)         December 31, 1997 ($)(1)
Name                 Exercisable   Unexercisable    Exercisable    Unexercisable

Glenn R. Simmons         69,167        83,333          202,083         322,917
Harold M. Curdy          13,333        26,667           48,542         103,333
Bert E. Downing, Jr.      6,200        10,800           21,475          40,150
Thomas J. Glaister            0        20,000                0          55,000
Robert W. Singer         10,000        40,000           32,500         155,000

<F1>
(1) The values shown in the table are based on the $12.00 per share closing price of the Common Stock on December 31, 1997, as reported by the New York Stock Exchange Composite Tape, less the exercise price of the options.

                        REPORT ON EXECUTIVE COMPENSATION

Compensation Committee Report

     During 1997, matters regarding compensation of executives were administered by the Compensation Committee (the "Committee"). The Committee is comprised of directors who are neither officers nor employees of the Company or its subsidiaries and who are not eligible to participate in any of the employee benefit plans administered by it except the 1997 Long-Term Incentive Plan. The Committee adopts compensation policies and is responsible for approving all compensation of executives paid by the Company.

     It is the Company's policy that employee compensation, including compensation to executives, be at a level which allows the Company to attract, retain, motivate and reward individuals of training, experience, and ability who can lead the Company in accomplishing its goals. It is also the Committee's policy that compensation programs maintain a strong risk/reward ratio, with a significant component of cash compensation being tied to the Company's financial results, creating a performance-oriented environment that rewards employees for achieving pre-set financial performance levels. It is the Company's policy to structure all compensation arrangements to be deductible for federal income tax purposes under applicable provisions of the Internal Revenue Code.

     During 1997, the Company's compensation program with respect to its executives consisted of three components: base salary, incentive bonus, and stock option awards.

Base Salary

     The Committee reviews, in consultation with the Chief Executive Officer ("CEO"), base salaries for executives at least annually. The Committee approves, with any modifications it deems appropriate, the CEO's recommendations for base salary levels. Base salaries for all salaried employees, including executive officers of the Company, have been established on a position-by-position basis. Annual internal reviews of salary levels are conducted by the Company's management in an attempt to rank base salary and job value of each position. The ranges of salaries for comparable positions considered by management were based upon management's general business knowledge and no specific survey, study or other analytical process was utilized to determine such ranges. Additionally, no specific companies' or groups of companies' compensation were compared with that of the Company, nor was an attempt made to identify or otherwise quantify the compensation paid by the companies that served as a basis for such individuals' general business knowledge. Base salary levels are generally not increased except in instances of (i) promotions, (ii) increases in responsibility or (iii) unwarranted discrepancies between job value and the corresponding base salary. The Company considers general base salary increases from time to time when competitive factors so warrant. Over a period of years, base salaries are designed to be below the median annual cash compensation for comparable executives, but when combined with the other components of compensation create a competitive or above median total compensation package.

Incentive Bonus Program

     Awards under the Company's incentive bonus program represent a significant portion of an executive's potential annual cash compensation and are awarded at the discretion of the Committee on recommendation of the CEO. Annual performance reviews are an important factor in determining management's recommendation which is primarily based on each individual's performance and, to a lesser extent, on the Company's overall performance. No specific financial or budget tests were applied in the measurement of individual performance. The executive's performance is typically measured by the ability the executive demonstrates in performing, in a timely and cost efficient manner, the functions of the executive's position. The Company's overall performance is typically measured by the Company's historical financial results. No specific overall performance measures were used and there is no specific relationship between overall Company performance and an executive's incentive bonus.

Stock Options/Restricted Stock

     An integral part of the Company's total compensation program is non-cash incentive awards in the form of stock options, stock appreciation rights ("SARs") and restricted stock granted to executives. Stock option grants, in particular, are considered an essential element of the Company's total compensation package for the executives. The Committee believes that stock options, SARs and restrictive stock awards provide an earnings opportunity based on the Company's success measured by Common Stock performance. Additionally, awards establish an ownership perspective and encourage the retention of executives. Incentive stock options are granted at a price not less than 100% of the fair market value of such stock on the date of grant. The exercise price of all options and the length of period during which the options may be exercised are determined by the Compensation Committee. The Compensation Committee also considered the number of stock options already outstanding in granting new stock options.

     The foregoing report is submitted by the members of the Compensation Committee of the Board of Directors.


                              Dr. Thomas E. Barry, Chairman
                              Paul E. Bass
                              Richard N. Ullman

Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. In 1997, no executive officer of the Company served on the compensation committee or as a director of another entity, one of whose executive officers served on the Company's Compensation Committee or Board of Directors.

     Pursuant to Commission regulations, this report is not "soliciting material," is not deemed filed with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act").

Performance Graph

     The following graph reflects a comparison of the cumulative total return of the Common Stock from December 31, 1992 through December 31, 1997, with the Standard & Poor's 500 Composite Index and the Standard & Poor's Iron & Steel Index. The comparison for each of the periods assumes that the value of the investment in the Common Stock and each index was $100 on December 31, 1992 and that all dividends were reinvested.

       Comparison of Five Year Cumulative Total Shareholder Return Among Keystone Consolidated Industries, Inc., S&P 500, and S&P Iron & Steel Index

[Performance graph goes here.]

                  1992      1993       1994      1995       1996      1997

Keystone          $100       $103      $136       $115       $83       $120
S&P 500           $100       $110      $112       $153      $189       $252
S&P Iron & Steel  $100       $132      $128       $119      $106       $108

     Pursuant to Commission regulations, this performance graph is not "soliciting material," is not deemed filed with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act.

Pension Plan

     Keystone maintains a qualified, noncontributory defined benefit plan which provides defined retirement benefits to various groups of eligible employees including executive officers. Normal retirement age under the Company's pension plan is age 65. The defined benefit for salaried employees, including officers, is based on a straight life annuity. An individual's monthly benefit is the sum of the following: (a) for credited service prior to January 1, 1981, the amount determined by his or her average monthly cash compensation for the five years of his or her highest earnings prior to January 1, 1981, multiplied by 1.1%, multiplied by the years of credited service, plus (b) for each year of service between 1980 and 1989, the amount determined by the sum of 1.2% multiplied by his or her average monthly cash compensation that year up to the social security wage base and 1.75% multiplied by his or her average monthly cash compensation that year in excess of the social security wage base, plus (c) for each year subsequent to 1989, the amount determined by 1.2% multiplied by his or her average monthly cash compensation that year, but not less than $14.00 per month.

     The estimated annual benefits payable upon retirement at normal retirement age for each of the salaried employees named in the Summary Compensation Table, assuming continued employment with the Company until normal retirement age at current salary levels are: Harold M. Curdy, $50,649; Bert E. Downing, Jr., $35,494; Thomas J. Glaister, $33,920; and Robert W. Singer, $28,056. Glenn R. Simmons does not participate in the Keystone Pension Plan.

        PROPOSED AMENDMENT OF THE KEYSTONE CONSOLIDATED INDUSTRIES, INC.
                         1997 LONG-TERM INCENTIVE PLAN
                                  (Proposal 2)


     The Board of Directors (the "Board") is submitting to the stockholders for their approval an amendment, adopted by the Board of Directors on February 25, 1998, to the Keystone Consolidated Industries, Inc. 1997 Long-Term Incentive Plan (the "Plan"). Subject to stockholder approval, the amendment would increase the number of shares of Common Stock subject to the Plan from 300,000 to 500,000. The increase in the number of shares covered by the Plan will provide additional shares available for future undetermined grants of stock options, stock appreciation rights ("SARs"), restricted stock, performance grants and other awards as deemed by the Incentive Compensation Committee. As of March 26, 1998, awards of stock options covering 249,000 shares of Common Stock were outstanding under the Plan, leaving 51,000 shares available for future grants.

Description of the Plan

General

     Purpose. The purpose of the Plan is to advance the interests of Keystone and its stockholders by providing incentives to certain eligible persons who contribute significantly to the strategic and long-term performance objectives and growth of the Company.

     Types of Awards. The Plan provides for awards or grants of stock options, stock appreciation rights ("SARs"), restricted stock, performance grants and other awards deemed by the Incentive Compensation Committee to be consistent with the purposes of the Plan (collectively, "Awards").
     Eligible Persons. Key individuals employed by, or performing services for, Keystone or its subsidiaries are eligible to receive Awards. A person who is eligible to receive an Award may be a nonemployee director or some other person who is not employed by Keystone.

     Administration. Generally, a committee of the Board consisting of two or more individuals administers the Plan (the "Committee"). The Plan provides that the Incentive Compensation Committee is the initial committee to administer the Plan. In certain other instances, the Board or other persons may administer the Plan. The Plan requires that the membership of the Committee consist of "nonemployee directors" as defined in Rule 16b-3 promulgated by the Commission under the Exchange Act and "outside directors" as defined under regulations promulgated by the Department of Treasury under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Members of the Committee must also meet any applicable requirements of the New York Stock Exchange. Eligible persons entitled to receive Awards include members of the Committee.

     The Committee determines the eligible persons to whom it grants Awards and the type, size and terms of such Awards. The Committee may also amend the terms of any Award in any manner the Committee deems appropriate if the Committee could grant such amended Award at the time of the amendment. In addition, the Committee can construe and interpret the Plan and any Award granted thereunder and make all other determinations deemed necessary or advisable for the administration of the Plan.

     Number of Shares Subject to the Plan. The Plan, when amended, reserves a maximum of 500,000 shares of Keystone Common Stock for Awards to be granted under the Plan, subject to certain adjustments. If the proposed amendment to the Plan is approved, the Plan will reserve 500,000 shares of Keystone Common Stock for Awards granted and to be granted under the Plan, subject to certain adjustments. Keystone Common Stock issued under the Plan may be either newly issued shares, treasury shares, reacquired shares or any combination of the three. If any shares of Keystone Common Stock issued as restricted stock under the Plan are reacquired by the Company pursuant to such rights, or if any Award is canceled, terminates or expires unexercised, Keystone Common Stock that would otherwise have been issuable pursuant to such Award will be available for issuance under new Awards.

     Annual Limit on Awards to an Individual. The underlying shares of Keystone Common Stock issuable in any single fiscal year under Awards to an individual shall not exceed 300,000 shares.

     Limitations on Transfers of Awards. Generally, an Award is nontransferable except by approval of the Committee or by will or the laws of descent and distribution. Incentive stock options, however, are transferable only by will or the laws of descent and distribution.

Description of Awards under the Plan

     Stock Options. An Award of a stock option ("Stock Option") is the right to purchase a specified number of shares of Keystone Common Stock at a specified exercise price, both of which the Committee determines. The Committee can choose whether or not the grant of a Stock Option requires the recipient to pay a purchase price at the time of grant. The Committee also determines when and how a Stock Option becomes exercisable. The term of a Stock Option, however, cannot exceed ten years. A Stock Option may be either a nonqualified or an incentive stock option.

     The Committee may grant nonqualified Stock Options to any eligible person under the Plan. The exercise price for nonqualified Stock Options may be at any price the Committee determines that is above the par value for the underlying shares of Keystone Common Stock.

     The Committee may only grant incentive Stock Options to employees of Keystone or its subsidiaries. The exercise price of an incentive Stock Option may not be less than the fair market value of the underlying shares of Keystone Common Stock on the date of grant. The maximum aggregate fair market value of Keystone Common Stock (determined as of the respective dates of grant) with respect to which incentive stock options are first exercisable by any one employee of Keystone or its subsidiaries in any calendar year cannot exceed $100,000. If the Committee grants an incentive Stock Option to an employee holding more than ten percent of the voting power of all classes of stock of any of Keystone or its subsidiaries, the option cannot have an exercise price lower than 110% of fair market value on the date of the grant or a term longer than five years. In addition, the recipient of an incentive Stock Option cannot exercise the option beyond the time an incentive Stock Option may be exercised in order to qualify as such under the Code.

     Payment of the exercise price of a Stock Option must be made in such form as the Committee determines in its discretion. If the Committee allows payment to be made with shares of Keystone Common Stock, such shares are valued at their fair market value on the day of exercise and shall have been held by the option holder for a period of at least six months.

     The Committee may grant Stock Options in conjunction with any other Award, except that an incentive Stock Option cannot have an associated award that is a nonqualified Stock Option. When the Committee awards a Stock Option in conjunction with an associated Award, the number of Keystone Common Shares subject to the Stock Option may be reduced on an appropriate basis to the extent that the associated Award is exercised, paid to or otherwise received by the recipient, as determined by the Committee.

     Stock Appreciation Rights. SARs are rights to receive (without payment to the Company) cash, Keystone Common Stock, other property or any combination of the three based on the increase in the value of Keystone Common Stock from the date of grant to the date of exercise. An SAR awarded under the Plan that is related to another Award is exercisable, subject to applicable laws, rules and regulations, only to the extent that the other Award is exercisable and then only during such period or periods as the Committee determines. In addition, an SAR that is associated with a Stock Option is exercisable only when the fair market value of a share of Keystone Common Stock exceeds the exercise price per share of the associated Stock Option. If an SAR's Associated Award is an incentive Stock Option, the exercise of the SAR is limited to those instances where its exercise would not disqualify the associated stock option's status as an incentive stock option under the Code. When the Committee awards an SAR in conjunction with an associated Award, the number of shares of Keystone Common Stock subject to the SAR may be reduced on an appropriate basis to the extent that the associated Award is exercised, paid to or otherwise received by the recipient, as determined by the Committee.

     Upon the exercise of an SAR, the holder receives, at the election of the Committee, cash, shares of Keystone Common Stock, other consideration or any combination of the three equal in value (or in the discretion of the Committee, less than) to the excess of the fair market value of the shares of Keystone Common Stock subject to such exercise over the exercise price for such shares as specified in the SAR.

     Restricted Stock. An Award of restricted stock is an award of a number of shares of Keystone Common Stock that are subject to certain restrictions (e.g., such stock shall be issued but not delivered to the recipient and, generally, shall be forfeited if the recipient's employment or performance of services for Keystone terminates). Such restrictions exist for a certain restricted period and in accordance with such terms as the Committee specifies. Prior to the expiration of the restricted period and the satisfaction of any applicable terms, a recipient who has received an Award of restricted stock has the rights of ownership of the shares of Keystone Common Stock subject to such award, including the right to vote and to receive dividends.
     Performance Grants. At the time an Award of a performance grant is made, the Committee establishes performance objectives during a specified award period. The final value, if any, of a performance grant is determined by the degree to which the performance objectives have been achieved during the award period, subject to adjustments that the Committee may approve based on relevant factors. Performance objectives may be based on the performance of the recipient, Keystone, one or more of its subsidiaries or one or more of their divisions or units, or any combination of thereof, as the Committee determines. The Committee may, in its discretion, make adjustments in the computation of any performance measure. The maximum value of an Award of a performance grant as established by the Committee may be a fixed amount, an amount that varies from time to time based on the value of Keystone Common Stock, or an amount that is determinable from other criteria the Committee specifies. Performance grants may have different classes or series, having different names, terms and conditions.

     The Committee may grant Awards of performance grants in conjunction with other Awards. If awarded in conjunction with an associated Award, the number of performance grants may be reduced on an appropriate basis to the extent that the associated Award is exercised by, paid to, or otherwise received by, the recipient, as determined by the Committee.

     The Committee will generally determine the value of an Award of a performance grant as promptly as practicable after the end of the award period or upon the earlier termination of the recipient's employment or performance of services. The Committee may, however, determine the value of the performance grant and pay it out at any time during the award period. If the performance grant does not have an associated Award, the holder of the performance grant will be paid the final value. If the performance grant has value and has an associated Award, however, the Committee will determine whether to cancel the performance grant and permit the recipient to retain the associated Award, to cancel the associated Award and pay out the value of the performance grant or to pay out the value of only a portion of the performance grant and to cancel the associated Award as to an appropriate portion thereof.

     Payments pursuant to an Award of a performance grant may be made in cash, shares of Keystone Common Stock or other consideration (for example, other Keystone securities or property) or a combination of the three, and in accordance with terms the Committee sets. The Committee may also permit any payments under an Award be deferred until a later date upon such terms as determined by the Committee.

Additional Information

     Adjustments in Shares of Keystone Common Stock. Under the Plan, if any change in the outstanding shares of Keystone Common Stock occurs by reason of an extraordinary or unusual event (e.g. stock split, stock dividend, recapitalization or merger), the Committee may direct appropriate changes in the terms of any Award or the number of shares of Keystone Common Stock available for Awards. Such changes may include the number or kind of securities that may be subject to, the exercise price under, any measure of performance for, or the number or value of, an Award.

     Amendments to Awards. The Committee may amend or modify any outstanding Award in any manner (including, but not limited to, acceleration of the date of exercise of or payments under any Award) if the Committee could grant the amended or modified Award under the terms of the Plan at the time of such amendment or modification. Only in certain circumstances, however, may the Committee amend or modify an outstanding Award in a material manner that adversely affects the holder of the affected Award without the holder's written consent.

     Substitution of Awards. The Committee may permit holders of Awards to surrender outstanding Awards in order to exercise or realize the rights under other Awards. In addition, the Committee may allow or require holders of Awards to exchange such outstanding Awards for the grant of new Awards.

     Significant Corporate Events. In the event of dissolution or liquidation of Keystone, all outstanding Awards terminate immediately prior to the consummation of such dissolution or liquidation action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of Keystone or the merger of Keystone with or into another corporation, all restrictions on any outstanding Awards lapse and recipients of Awards become entitled to the full benefit of their Awards immediately prior to the closing date of such sale or merger, unless otherwise provided by the Committee.

     Rights to Continue as Employee or Service Provider. Neither the Plan nor any Award confers on any individual any right to continue in the employ of, or provide services to, Keystone or its subsidiaries.

     Effectiveness of Rights as Stockholders. A recipient of an Award has no rights as a stockholder with respect to the shares of Keystone Common Stock issuable pursuant to the Award until the date of issuance of the stock certificate for such shares.

     Financing. If the Committee deems it advisable, Keystone may assist recipients of Awards with financing from Keystone or a third party so as to permit the payment of taxes with respect to an Award or to enable the recipient to acquire, exercise or realize the rights of an Award. Such assistance may take any form as the Committee considers appropriate.

     Deferrals. The Committee may grant an Award in conjunction with the deferral of a recipient's compensation. The Committee may provide that any such deferred compensation be forfeited to the Company under certain circumstances, subject to an increase or decrease in value based upon specified performance measures or credited with income equivalents until the date or dates of payment of the Award.

     Alternative Payments for Tax Withholding. The Committee may permit a recipient of an Award to elect to pay taxes required to be withheld with respect to an Award in any appropriate manner (including, without limitation, by the surrender to the Company of shares of Keystone Common Stock owned by such person or that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award).

     Termination.  The Plan terminates on May 9, 2007 or such time as the Board
adopts a resolution terminating the Plan.    The Board may extend the Plan for
up to an additional five years for the grant of Awards other than incentive Stock Options.

     Amendments to the Plan. The Board may amend the Plan at any time. Except in certain circumstances, no amendment shall adversely affect in a material manner any right of any recipient of an Award without such recipient's written consent.

     Registration of Keystone Common Stock under Plan. The Company has registered the issuance of the initial 300,000 shares of Keystone Common Stock reserved under the Plan with the Commission and intends to register the issuance of an additional 200,000 shares of Keystone Common Stock if the proposed amendment to the Plan is approved.

Federal Income Tax Consequences

     The following is a summary of the principal current federal income tax consequences of transactions under the Plan. It does not describe all federal tax consequences under the Plan, nor does it describe state, local or foreign tax consequences.

     Incentive Stock Options. No taxable income is realized by the recipient upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in alternative minimum tax liability for the recipient. If no disposition of shares issued to a recipient pursuant to the exercise of an incentive stock option is made by the recipient within two years from the date of grant or within one year after the transfer of such shares to the recipient, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the recipient short-term or long-term capital gain or loss, depending on how long the shares have been held, and no deduction will be allowed to the Company for federal income tax purposes.

     If the shares of Keystone Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally the recipient will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on an arms-length sale of such shares) over the exercise price, and the Company will be entitled to deduct such amount. Any further gain realized will be taxed as short-term or long-term capital gain and will not result in any deduction by the Company. Special rules may apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of Keystone Common Stock.

     If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonqualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment by reason of permanent and total disability), except in certain cases where the incentive stock option is exercised after the death of a recipient.

     Nonqualified Stock Options. With respect to nonqualified stock options granted under the Plan, no income is realized by the recipient at the time the options are granted. Generally, at exercise, ordinary income is realized by the recipient in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, and at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss, depending on how long the shares have been held.

     SARs. The grant of an SAR does not result in income for the grantee or in a deduction for the Company. Upon the exercise of an SAR, the grantee generally recognizes ordinary income and the Company is entitled to a deduction equal to the positive difference between the fair market values of the shares subject to the SAR on the dates of grant and exercise.

     Restricted Stock. A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time the stock is either transferable or is no longer subject to forfeiture, less any amount paid for such stock. The Company is entitled to a corresponding tax deduction for the amount of ordinary income recognized by the recipient. However, a recipient who so elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of issuance of the restricted stock will realize ordinary income on the date of issuance equal to the fair market value of the shares of restricted stock at that time (measured as if the shares were unrestricted and could be sold immediately), less any amount paid for such stock. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the ordinary income previously recognized. Upon sale of the shares after the forfeiture period has expired, the appreciation or depreciation since the shares became transferable or free from risk of forfeiture (or, if a Section 83(b) election was made, since the shares were issued, taking into account the ordinary income previously recognized) will be treated as long-term or short-term capital gain or loss. The holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires (or upon earlier issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b)).

     Performance Awards. The recipient of a performance award will generally be subject to tax at ordinary income rates on any cash received and the fair market value of any Keystone Common Stock issued under the award, and the Company will generally be entitled to a deduction equal to the amount of ordinary income realized by the recipient. Any cash received under a performance award will be included in income at the time of receipt. The fair market value of any Keystone Common Stock received will also generally be included in income (and a corresponding deduction will generally be available to the Company) at the time of receipt. The capital gain or loss holding period for any Keystone Common Stock distributed under a performance award will begin when the recipient recognizes ordinary income in respect of that distribution.

Plan Benefits

     Since the Committee grants Awards in its discretion, the benefits that recipients of Awards shall receive from the Plan are presently indeterminable.

Proposed Amendment

     The following is the text of Section 5 (b) of the Plan in its entirety reflecting the proposed amendment (additions are underlined; deletions are in brackets):

          (b) Maximum Number of Shares that May be Issued. There may be issued under this Plan (as Restricted Stock, in payment of Performance Grants, pursuant to the exercise of Stock Options or Stock Appreciation Rights or in payment of or pursuant to the exercise of such other Awards as the Committee, in its discretion, may determine) an aggregate of not more than 500,000 [300,000] Common Shares, subject to adjustment as provided in Section 15. Common Shares issued pursuant to this Plan may be either authorized but unissued shares, treasury shares, reacquired shares or any combination thereof. If any Common Shares issued as Restricted Stock or otherwise subject to repurchase or forfeiture rights are reacquired by the Company pursuant to such rights or, if any Award is canceled, terminates or expires unexercised, any Common shares that would otherwise have been issuable pursuant thereto will be available for issuance under new Awards.

Approval

     The affirmative vote of a majority of the outstanding shares represented and entitled to be voted at the Annual Meeting is required to amend the Plan. Broker/nominee non-votes will not be counted as represented and entitled to vote with regard to adoption of the Plan and, therefore, will have no effect on its adoption. Abstentions will be counted and will have the same effect as a vote against the amendment of the Plan.

     THE BOARD RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE PLAN .

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Coopers & Lybrand, L.L.P., independent public accountants, have audited the Company's financial statements and are currently expected to be retained to audit the financial statements for 1998. Representatives of Coopers & Lybrand, L.L.P. will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
                             STOCKHOLDER PROPOSALS

     Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual meetings, subject to regulations adopted by the Commission. The Company presently intends to call the next annual meeting during May 1999. For such proposals to be considered for inclusion in the Proxy Statement and form of proxy relating to the 1999 annual meeting, they must be received by the Company not later than December 11, 1998. Such proposals should be addressed to: Secretary, Keystone Consolidated Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1740, Dallas, Texas 75240.


                                 OTHER MATTERS

     Management does not intend to present, and has no information as of the date of preparation of this Proxy Statement that others will present, any business at the Annual Meeting other than business pertaining to matters set forth in the Notice of Annual Meeting of Stockholders and this Proxy Statement. However, if other matters requiring the vote of the stockholders properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies held by them in accordance with their best judgment on such matters.


                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.

April 10, 1998

     A copy of Keystone's 1997 Form 10-K Annual Report, as filed with the Commission, is included in Keystone's 1997 Annual Report to Stockholders distributed to stockholders with this Proxy Statement. Additional copies are available without charge by writing to: Secretary, Keystone Consolidated Industries, Inc., 5430 LBJ Freeway, Suite 1740, Dallas, Texas 75240.

                                                             VOTING INSTRUCTIONS


                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.
                          5430 LBJ Freeway, Suite 1740
                              Dallas, Texas 75240

                      SOLICITED BY THE BOARD OF DIRECTORS
                       for Annual Meeting of Stockholders

                              Friday, May 8, 1998



     The undersigned, being participants in the Keystone Consolidated Industries, Inc. Deferred Incentive Plan or the DeSoto Stock Ownership Plus Plan, having received the Notice of Annual Meeting and Proxy Statement dated April 10, 1998, and Annual Report to Stockholders, hereby instructs the trustee, to vote, as specified below, all the shares of common stock of KEYSTONE CONSOLIDATED INDUSTRIES, INC., a Delaware corporation (the "Company"), held of record by the trustee for the account of the undersigned and entitled to vote on the record date, March 26, 1998, at the Annual Meeting of Stockholders to be held on May 8, 1998, and all adjournments or postponements thereof, as directed and, in their discretion, on all other matters which may properly come before the Annual Meeting or any adjournments or postponements thereof.

       (Continued, and to be marked, dated and signed, on the other side)

************
(Back Side)

Please vote all shares allocated to my account in the Keystone Consolidated Industries, Inc. Deferred Incentive Plan or the DeSoto Stock Ownership Plus Plan, as applicable, as follows:

1.  Election of DirectorsNOMINEES:  Paul M. Bass and David E. Connor each for a term of three years.
                         (Instruction: To withhold authority for any single nominee, write that nominee's name in the space provided below)





FOR all nominees          WITHHOLD AUTHORITY
listed to the right       to vote for all nominees
(except as marked to      listed to the right
the contrary)

     [   ]                     [   ]


2.  Amendment of Long-Term
     Incentive Plan

      FOR    AGAINST    ABSTAIN

     [   ]    [   ]      [   ]

                         Signature

                         Date:                         , 1998





  PLEASE SIGN, DATE, AND RETURN THE CARD PROMPTLY USING THE ENCLOSED ENVELOPE.







                                                                           PROXY

                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.
                          5430 LBJ Freeway, Suite 1740
                              Dallas, Texas 75240

                      SOLICITED BY THE BOARD OF DIRECTORS
                       for Annual Meeting of Stockholders

                              Friday, May 8, 1998



     The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated April 10, 1998, and Annual Report to Stockholders, hereby appoints Ralph P. End and Sandra K. Myers, or either of them, proxies, with full power of substitution to vote, as specified in this proxy, all the shares of capital stock of KEYSTONE CONSOLIDATED INDUSTRIES, INC., a Delaware corporation (the "Company"), held of record by the undersigned and entitled to vote on the record date, March 26, 1998, at the Annual Meeting of Stockholders to be held at 5430 LBJ Freeway, Suite 1740, Dallas, TX 75240 at 9:00 a.m. local time on May 8, 1998, and all adjournments or postponements thereof, as directed and, in their discretion, on all other matters which may properly come before the Annual Meeting or any adjournments or postponements thereof. The undersigned directs said proxies to vote as specified upon the items shown on the reverse side, which are referred to in the Notice of Annual Meeting and set forth in the Proxy Statement. The undersigned hereby acknowledges receipt of the accompanying Proxy Statement and Annual Report to Stockholders, and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the Annual Meeting.

       (Continued, and to be marked, dated and signed, on the other side)



(Back Side)

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted "For" proposals 1 and 2.


1.  Election of DirectorsNOMINEES:  Paul M. Bass and David E. Connor each for a term of three years.
                         (Instruction: To withhold authority for any single nominee, write that nominee's name in the space provided below)




FOR all nominees          WITHHOLD AUTHORITY
listed to the right       to vote for all nominees
(except as marked to      listed to the right
the contrary)

     [   ]                     [   ]


2.  Amendment of Long-Term
     Incentive Plan

      FOR    AGAINST    ABSTAIN

     [   ]    [   ]      [   ]


Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the holder is a corporation or partnership, the full corporate or partnership name should be signed by a duly authorized officer.


                         Signature


                         Signature, if shares held jointly

                         Date:                         , 1998




     THIS PROXY MAY BE REVOKED AS SET FORTH IN THE KEYSTONE CONSOLIDATED INDUSTRIES, INC. PROXY STATEMENT THAT ACCOMPANIED THIS PROXY.